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                                                               EXHIBIT (10)-(58)



                               THE LTV CORPORATION
                             NON-EMPLOYEE DIRECTORS'
                            EQUITY COMPENSATION PLAN



                         (AS AMENDED AND RESTATED AS OF
                                DECEMBER 1, 1996)












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                                Table of Contents


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
ARTICLE I.  DEFINITIONS.........................................................................................  1
                1.1      DEFINITIONS............................................................................  1

ARTICLE II.  PURPOSE............................................................................................  3
                2.1      PURPOSE................................................................................  3

ARTICLE III.  SHARE AWARDS AND VOLUNTARY AMOUNTS................................................................  3
                3.1      SHARE AWARD AND VOLUNTARY AMOUNT.......................................................  3

ARTICLE IV.  DEFERRAL OF SHARE AWARDS...........................................................................  4
                4.1      DEFERRALS..............................................................................  4
                4.2      DEFERRED SHARE ACCOUNT.................................................................  4
                4.3      INITIAL YEAR OF PARTICIPATION..........................................................  4
                4.4      TERMINATION OF PARTICIPATION...........................................................  4
                4.5      NO MODIFICATION OF DEFERRAL COMMITMENTS................................................  4
                4.6      WITHHOLDING TAXES......................................................................  4

ARTICLE V.  DEFERRED SHARE ACCOUNT..............................................................................  5
                5.1      DETERMINATION OF DEFERRED SHARE ACCOUNT................................................  5
                5.2      CREDITING OF DIVIDEND EQUIVALENTS......................................................  5
                5.3      STATEMENT OF ACCOUNTS..................................................................  5
                5.4      VESTING OF DEFERRED SHARE ACCOUNT......................................................  5

ARTICLE VI.  DISTRIBUTION OF SHARES.............................................................................  5
                6.1      SETTLEMENT DATE........................................................................  5
                6.2      SHARES TO BE DISTRIBUTED...............................................................  5
                6.3      IN-SERVICE DISTRIBUTION................................................................  6
                6.4      DISTRIBUTION FOLLOWING TERMINATION AS A
                         DIRECTOR...............................................................................  6
                6.6      SPECIAL DISTRIBUTIONS..................................................................  7
                6.7      BENEFICIARY DESIGNATION................................................................  7
                6.8      FACILITY OF PAYMENT....................................................................  7

ARTICLE VII.  ADMINISTRATION, AMENDMENT AND TERMINATION.........................................................  8
                7.1      ADMINISTRATION.........................................................................  8
                7.2      AMENDMENT AND TERMINATION..............................................................  8

ARTICLE VIII.  FINANCING OF BENEFITS............................................................................  9
                8.1      FINANCING OF BENEFITS..................................................................  9
                8.2      SECURITY FOR BENEFITS..................................................................  9

ARTICLE IX.  SHARES SUBJECT TO PLAN.............................................................................  9
                9.1      SHARES SUBJECT TO PLAN.................................................................  9

ARTICLE X.  GENERAL PROVISIONS..................................................................................  9
                10.1     GENERAL PROVISIONS.....................................................................  9









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                        THE LTV CORPORATION NON-EMPLOYEE
                       DIRECTORS' EQUITY COMPENSATION PLAN

                (AS AMENDED AND RESTATED AS OF DECEMBER 1, 1996)


                  The LTV Corporation Non-Employee Directors' Equity Compensation Plan ("Plan"), originally effective April 1, 1995, and amended and restated effective January 1, 1996, is hereby amended and restated as of December 1, 1996.


                             ARTICLE I. DEFINITIONS

                  1.1 DEFINITIONS. Whenever the following terms are used in this Plan they shall have the meanings specified below unless the context clearly indicates to the contrary:

                  (a) "Administrator": The Board.

                  (b) "Beneficiary": The person or persons (natural or otherwise) designated pursuant to Section 6.7.

                  (c) "Board": The Board of Directors of the Corporation.

                  (d) "Code": The Internal Revenue Code of 1986, as amended.

                  (e) "Common Stock": The Corporation's Common Stock, par value $.50 per share.

                  (f) "Corporation": The LTV Corporation or any successor or successors thereto.

                  (g) "Deferral Commitment": An agreement made by a Director in a Participation Agreement to have a specified portion of his or her Share Award deferred under the Plan for a specified period in the future.

                  (h) "Deferral Period": Means the Plan Year for which a Director has elected to defer a portion of his or her Share Award.

                  (i) "Deferred Shares": The Shares credited to a Director's Deferred Share Account in accordance with Article IV and payable in accordance with Article VI.

                  (j) "Deferred Share Account": The account maintained for each Director who elects to defer Shares under Article IV.

                  (k) "Director": An individual duly elected or chosen as a Director of the Corporation who is not also an employee of the Corporation or its subsidiaries.




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                  (l) "Fair Market Value": With respect to a share of Common
         Stock, (i) the last reported closing price for a share of Common Stock on the New York Stock Exchange (or any appropriate over-the-counter market if the Common Stock is no longer listed on such Exchange) for the Quarter Date, or if there was no sale of Common Stock so reported for such day, on the most recently preceding day on which there was such a sale or (ii) if greater, the lowest price necessary to avoid any adjustment in the exercise price or exercise quantity of the Series A Warrants pursuant to the Warrant Agreement dated as of June 28, 1993 between the Corporation and Society National Bank.

                  (m) "Fees": The portion of the annual retainer and other Director compensation payable in cash.

                  (n) "Participation Agreement": The agreement submitted by a Director to the Administrator in which a Director may specify a Voluntary Amount, or may elect to defer receipt of a portion of his or her Share Award for a specified period in the future.

                  (o) "Plan": The Plan set forth in this instrument as it may, from time to time, be amended.

                  (p) "Plan Year": The 12-month period beginning January 1 through December 31.

                  (q) "Quarter Date": The last date of the calendar quarter.

                  (r) "Rule 16b-3": Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (or any successor rule to the same effect), as in effect from time to time.

                  (s) "Settlement Date": The date on which a Director terminates as a Director. Settlement Date shall also include with respect to any Deferral Period the date prior to the date of termination as a Director selected by a Director in a Participation Agreement for distribution of all or a portion of the Share Awards deferred during such Deferral Period as provided in Section 6.3.

                  (t) "Share Award": An amount, payable in Shares, constituting fifty percent of a Director's retainer.

                  (u) "Shares": Fully paid, non-assessable shares of Common Stock. Shares may be shares of original issuance or treasury shares or a combination of the foregoing.

                  (v) "Voluntary Amount": the meaning set forth in Section
         3.1(b).





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                               ARTICLE II. PURPOSE

                  2.1 PURPOSE. The purpose of this Plan is to permit the payment to the Directors of the Corporation of all or a portion of the annual retainer and other compensation earned by them for services as Directors in Common Stock in order to further align the interests of such Directors with the stockholders of the Corporation and thereby promote the long-term profits and growth of the Corporation.


                 ARTICLE III. SHARE AWARDS AND VOLUNTARY AMOUNTS

                  3.1 SHARE AWARD AND VOLUNTARY AMOUNT.

                  (a) RETAINER. Fifty percent of the retainer established by the Board shall be payable in cash and fifty percent of such retainer shall be payable as a Share Award. Notwithstanding the foregoing, for the first two calendar quarters of 1996 the retainer shall be paid 100% in cash as Fees, and for the second two calendar quarters of 1996, the retainer shall be paid 50% in cash as Fees and 50% in a Share Award.

                  (b) VOLUNTARY AMOUNT. For any calendar quarter, a Director may elect by the filing of a Participation Agreement before the end of such quarter to have up to 100% of his or her Fees for such quarter (the amount so elected referred to as a "Voluntary Amount"), paid by the Corporation in the form of Shares and in lieu of cash payment of such Voluntary Amount. Such election, unless subsequently modified, shall apply to a Director's Fees for the remainder of the current Plan Year and each subsequent Plan Year. Any such modification shall be made in a modified Participation Agreement.

                  (c) ISSUANCE OF SHARES. Promptly following each Quarter Date, the Corporation shall issue (i) to each Director a number of whole Shares equal to the Share Award for the calendar quarter ending on the Quarter Date divided by the Fair Market Value and (ii) to each Director who has made an election under Section 3.1(b) a number of whole Shares equal to such Director's Voluntary Amount for such calendar quarter divided by the Fair Market Value on the Quarter Date. To the extent that the application of the foregoing formula would result in the issuance of fractional shares, no fractional Shares shall be issued, but instead, the Corporation shall maintain two separate non-interest-bearing accounts for each Director, which accounts shall be credited with the amount of any Share Awards or Voluntary Amounts, as the case may be, not convertible into whole Shares, which amounts shall be combined with Share Awards and Voluntary Amounts, respectively, which are paid for the next following calendar quarter. When whole Shares are issued by the Corporation to the Director for such calendar quarter, the amounts in such accounts shall be reduced by



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         that amount which (when added to the Share Award and Voluntary Amount for such Director for such quarter) results in the issuance of the maximum number of whole Shares to such Director. The Director shall hold the whole Shares issued by the Corporation pursuant to clause (ii) of the first sentence of this Section for a period of six months from the date of issuance unless the issuance of such Shares is otherwise exempt under Rule 16b-3. The Corporation shall pay any and all fees and commissions incurred in connection with the payment of Share Awards and Voluntary Amounts to a Director in Shares.


                      ARTICLE IV. DEFERRAL OF SHARE AWARDS

                  4.1 DEFERRALS. A Director may elect to defer all or a specified percentage (or reduce it to zero) of his or her Share Awards, and may change such percentage by filing a Participation Agreement with the Administrator, which shall be effective as of the first day of the Plan Year which commences after the date such Participation Agreement is filed with the Administrator.

                  4.2 DEFERRED SHARE ACCOUNT. A Director's Deferred Share Account shall be credited promptly following each Quarter Date with a number of Deferred Shares equal to the specified percentage multiplied by the number of whole Shares which the Director would otherwise receive for such calendar quarter, rounded up to the next whole Share.

                  4.3 INITIAL YEAR OF PARTICIPATION. In the event that an individual first becomes a Director during a Plan Year and wishes to elect to defer the receipt of any Share Award earned and payable to the individual with respect to such Plan Year (a "Deferral Election"), a Participation Agreement must be submitted to the Administrator no later than 30 days following such individual's becoming a Director. Any Deferral Election made in such Participation Agreement shall be effective only with regard to Share Awards earned following the date the Participation Agreement is submitted to the Administrator. If a Director does not submit a Participation Agreement within such period of time, such Director will not be eligible to participate in the Plan with respect to deferral of Share Awards except in accordance with Section 4.1.

                  4.4 TERMINATION OF PARTICIPATION. Participation in the Plan shall continue as long as the Director is eligible to receive benefits under the Plan.

                  4.5 NO MODIFICATION OF DEFERRAL COMMITMENTS. A Deferral Commitment shall be irrevocable with respect to the Plan Year for which it is made, and for future Plan Years unless modified in accordance with Section 4.1.

                  4.6 WITHHOLDING TAXES. If the Corporation is required to withhold any taxes from a Director's deferred Share Awards pursuant to any Federal, state or local law, such amounts



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shall, to the extent possible, be deducted from the Director's Share Awards before such amounts are credited as described in Section 4.2.


                        ARTICLE V. DEFERRED SHARE ACCOUNT

                  5.1 DETERMINATION OF DEFERRED SHARE ACCOUNT. On any particular date, a Director's Deferred Share Account shall consist of the aggregate number of Deferred Shares credited thereto pursuant to Section 4.2, plus any dividend equivalents credited pursuant to Section 5.2, minus the aggregate amount of distributions, if any, made from such Deferred Share Account.

                  5.2 CREDITING OF DIVIDEND EQUIVALENTS. Each Deferred Share Account shall be credited as of the end of each calendar quarter with additional Deferred Shares equal in value to the amount of cash dividends paid by the Corporation during such calendar quarter on that number of Shares equivalent to the number of Deferred Shares in such Deferred Share Account on any dividend payment date during such calendar quarter. The dividend equivalents shall be calculated by dividing the dollar value of such dividend equivalents by the Fair Market Value on the Quarter Date next following the dividend payment date. Until a Director or his or her Beneficiary receives his or her entire Deferred Share Account, the unpaid balance thereof credited in Deferred Shares shall be credited with dividend equivalents as provided in this Section 5.2.

                  5.3 STATEMENT OF ACCOUNTS. The Administrator shall provide to each Director, within 120 days after the close of each Plan Year, a statement setting forth the balance of such Director's Deferred Share Account as of the last day of the preceding Plan Year and showing all adjustments made thereto during such Plan Year.

                  5.4 VESTING OF DEFERRED SHARE ACCOUNT. A Director shall be 100% vested in his or her Deferred Share Account at all times.


                       ARTICLE VI. DISTRIBUTION OF SHARES

                  6.1 SETTLEMENT DATE. A Director or, in the event of his or her death, his or her Beneficiary shall be entitled to distribution of all or part of the balance of his or her Deferred Share Account, as provided in this Article VI, following his or her Settlement Date or Dates.

                  6.2 SHARES TO BE DISTRIBUTED. The number of Shares to be distributed to a Director or, in the event of his or her death, his or her Beneficiary shall be equal to all or a portion of the number of Deferred Shares in the Director's Deferred Share Account determined as of the Quarter Date coincident with or next following his or her Settlement Date or Dates.




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                  6.3 IN-SERVICE DISTRIBUTION. A Director may irrevocably elect to receive a pre-termination distribution of his or her deferred Share Award for any Plan Year on or commencing not earlier than the beginning of the third Plan Year following the Plan Year in which such Share Award otherwise would have been payable. A Director's election of a pre-termination distribution shall be made in the Participation Agreement filed for the Plan Year as provided in Section
4.1. The Director shall elect irrevocably to receive such Deferred Shares as a pre-termination distribution under one of the forms as provided in Section 6.5.

                  6.4 DISTRIBUTION FOLLOWING TERMINATION AS A DIRECTOR. As soon as practicable after the end of the Quarter Date in which a Director's Settlement Date occurs, but in no event later than thirty days following the end of such Quarter Date, the Corporation shall distribute or cause to be distributed, to the Director a number of Shares equal to the number of Deferred Shares in the Director's Deferred Share Account as determined under Section 6.2, under one of the forms provided in Section 6.5. Notwithstanding the foregoing, if elected by the Director, the distribution of all or a portion of the Director's Deferred Share Account may be made or may commence at the beginning of the Plan Year next following his or her Settlement Date. In the event of a Director's death, the number of Shares equal to the number of Deferred Shares in his or her Deferred Share Account shall be distributed to his or her Beneficiary in a single distribution.

                  6.5 FORM OF DISTRIBUTION. Distribution of a Director's Deferred Share Account with respect to any Deferral Period shall be made in one of the following forms as elected by the Director:

                  (a) by payment in Shares in a single distribution;

                  (b) by payment in Shares in not greater than ten annual installments; or

                  (c) a combination of (a) and (b) above. The Director shall designate the percentage payable under each option.

The Director's election of the form of distribution shall be made by written notice filed with the Administrator at least one (1) year prior to the Director's voluntary retirement as a Director. Any such election may be changed by the Director at any time and from time to time without the consent of any other person by filing a later signed written election with the Administrator; provided that any election made less than one (1) year prior to the Director's voluntary termination as a Director shall not be valid, and in such case payment shall be made in accordance with the Director's prior election.

                  The number of Shares to be distributed in each installment shall be equal to the quotient obtained by dividing the number of Deferred Shares in the Director's Deferred Share



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Account as of the date of such installment payment by the number of installment payments remaining to be made to or in respect of such Director at the time of calculation. Fractional Shares shall be rounded down to the nearest whole Share, and such fractional amount shall be re-credited as a fractional Deferred Share in the Director's Deferred Share Account.

                  If a Director fails to make an election in a timely manner as provided in this Section 6.5, distribution of the Director's Deferred Share Account shall be made in Shares in a single distribution.

                  6.6 SPECIAL DISTRIBUTIONS. Notwithstanding any other provision of this Article VI, a Director may elect to receive a distribution of part or all of his or her Deferred Share Account in one or more distributions if (and only if) the amount of the Shares in the Director's Deferred Share Account subject to such distribution is reduced by ten percent (10%). Any distribution made pursuant to such an election shall be made within sixty days of the date such election is submitted to the Administrator. The remaining ten percent (10%) of the portion of the electing Director's Deferred Share Account subject to such distribution shall be forfeited.

                  6.7 BENEFICIARY DESIGNATION. As used in the Plan the term "Beneficiary" means:

                  (a) The person last designated as Beneficiary by the Director in writing on a form prescribed by the Administrator;

                  (b) If there is no designated Beneficiary or if the person so designated shall not survive the Director, such Director's spouse; or

                  (c) If no such designated Beneficiary and no such spouse is living upon the death of a Director, or if all such persons die prior to the distribution of a number of Shares equal to the number of Deferred Shares in the Director's Deferred Share Account, then the legal representative of the last survivor of the Director and such persons, or, if the Administrator shall not receive notice of the appointment of any such legal representative within one year after such death, the heirs-at-law of such survivor shall be the Beneficiaries to whom a number of Shares equal to the number of Deferred Shares remaining in the Director's Account shall be distributed (in the proportions in which they would inherit his or her intestate personal property).

Any Beneficiary designation may be changed from time to time by the filing of a new form. No notice given under this Section 6.7 shall be effective unless and until the Administrator actually receives such notice.

                  6.8 FACILITY OF PAYMENT. Whenever and as often as any Director or his or her Beneficiary entitled to payments



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hereunder shall be under a legal disability or, in the sole judgment of the
Administrator, shall otherwise be unable to apply such payments to his or her own best interests and advantage, the Administrator in the exercise of its discretion may direct all or any portion of such payments to be made in any one or more of the following ways: (i) directly to him or her; (ii) to his or her legal guardian or conservator; or (iii) to his or her spouse or to any other person, to be expended for his or her benefit; and the decision of the Administrator, shall in each case be final and binding upon all persons in interest.


             ARTICLE VII. ADMINISTRATION, AMENDMENT AND TERMINATION

                  7.1 ADMINISTRATION. The Plan shall be administered by the Administrator. The Administrator shall have such powers as may be necessary to discharge its duties hereunder. The Administrator may, from time to time, employ agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with legal counsel who may be counsel to the Corporation. The Administrator shall have no power to add to, subtract from or modify any of the terms of the Plan, or to change or add to any benefits provided under the Plan, or to waive or fail to apply any requirements of eligibility for a benefit under the Plan. No member of the Administrator shall act in respect of his or her own Voluntary Amount or his or her own Deferred Share Account. All decisions and determinations by the Administrator shall be final and binding on all parties. All decisions of the Administrator shall be made by the vote of the majority, including actions and writing taken without a meeting. All elections, notices and directions under the Plan by a Director shall be made on such forms as the Administrator shall prescribe.

                  7.2 AMENDMENT AND TERMINATION. The Board may alter or amend this Plan from time to time or may terminate it in its entirety; provided, however, that no such action shall, without the consent of a Director, affect the rights in any Shares issued or to be issued to such Director or in any Deferred Shares in a Director's Deferred Share Account; and further provided, that, without further approval by the stockholders of the Corporation no such action shall (i) increase the total number of shares of Common Stock to be issued under this Plan specified in Article IX and Article V (except that adjustments and additions expressly authorized by this Article VII shall not be limited by this clause. In the event of any change in the outstanding Common Stock by reason of (a) any stock dividend, stock split, combination of shares, recapitalization or any other change in the capital structure of the Corporation, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing, the number or kind of Shares that may be issued under the Plan and the number of Deferred Shares in a Director's Deferred Share



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Account shall automatically be adjusted so that the proportionate interest of the Directors shall be maintained as before the occurrence of such event. Such adjustment shall be conclusive and binding for all purposes with respect to the Plan.


                       ARTICLE VIII. FINANCING OF BENEFITS

                  8.1 FINANCING OF BENEFITS. The Deferred Shares payable in Shares under the Plan to a Director or, in the event of his or her death, to his or her Beneficiary shall be paid by the Corporation from its general assets. The right to receive payment of the Deferred Shares represents an unfunded, unsecured obligation of the Corporation. No person entitled to payment under the Plan shall have any claim, right, security interest or other interest in any fund, trust, account, insurance contract, or asset of the Corporation which may be responsible for such payment.

                  8.2 SECURITY FOR BENEFITS. Notwithstanding the provisions of
Section 8.1, nothing in this Plan shall preclude the Corporation from setting aside Shares or funds in trust (the "Trust") pursuant to one or more trust agreements between a trustee and the Corporation. However, no Director or Beneficiary shall have any secured interest or claim in any assets or property of the Corporation or the Trust and all Shares or funds contained in the Trust shall remain subject to the claims of the Corporation's general creditors.


                       ARTICLE IX. SHARES SUBJECT TO PLAN

                  9.1 SHARES SUBJECT TO PLAN. Subject to adjustment as provided in this Plan, the total number of Shares of Common Stock which may be issued under this Plan shall be 250,000.


                          ARTICLE X. GENERAL PROVISIONS

                  10.1 GENERAL PROVISIONS.

                  (a) NO CONTINUING RIGHT AS DIRECTOR. Neither the adoption or operation of this Plan, nor any document describing or referring to this Plan, or any part thereof, shall confer upon any Director any right to continue as a director of the Corporation or any subsidiary of the Corporation.

                  (b) RESTRICTIONS ON SHARES AND RIGHTS TO SHARES. Except for any restrictions required by law, a Director shall have all rights of a stockholder with respect to his or her Shares. No rights to Shares shall be assigned, pledged, hypothecated or otherwise transferred by a Director or any other person, voluntarily or involuntarily, other than by will or the laws of descent and distribution. No person shall have any right to commute, encumber, pledge or



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         dispose of any other interest herein or right to receive payments hereunder, nor shall such interests or payments be subject to seizure, attachment or garnishment for the payments of any debts, judgments, alimony or separate maintenance obligations or be transferable by operation of law in the event of bankruptcy, insolvency or otherwise, all payments and rights hereunder being expressly declared to be nonassignable and nontransferable.

                  (c) GOVERNING LAW. The provisions of this Plan shall be governed by and construed in accordance with the laws of the State of Delaware.

                  (d) WITHHOLDING TAXES. To the extent that the Corporation is required to withhold Federal, state or local taxes in connection with any component of a Director's compensation in cash or Shares, and the amounts available to the Corporation for such withholding are insufficient, it shall be a condition to the receipt of any Shares that the Director make arrangements satisfactory to the Corporation for the payment of the balance of such taxes required to be withheld, which arrangement may include relinquishment of the Shares. The Corporation and a Director may also make similar arrangements with respect to payment of any other taxes derived from or related to the payment of Shares with the respect to which withholding is not required.

                  (e) MISCELLANEOUS. Headings are given to the sections of this Plan solely as a convenience to facilitate reference. Such headings, numbering and paragraphing shall not in any case be deemed in any way material or relevant to the construction of this Plan or any provisions thereof. The use of the singular shall also include within its meaning the plural, and vice versa.

                                               THE LTV CORPORATION


                                               By:
                                                  -----------------------------

                                               Its:
                                                   ----------------------------
Attest:

   -----------------------------



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